Exhibit 10.1

EIGHTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Eighth Amendment to Amended and Restated Revolving Credit and Term Loan Agreement (“Amendment”) is entered into as of March 24, 2003 by and between CONTINENTAL MATERIALS CORPORATION, a Delaware corporation (the “Company”), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Northern”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“LaSalle”).  (Northern and LaSalle, each a “Bank” and collectively, the “Banks”).

RECITALS:

A.                                   The Banks and the Company have entered into that certain Amended and restated Revolving Credit and Term loan Agreement dated as of October 21, 1996 (as amended and extended to the date hereof, the “Loan Agreement”), with the terms used but not otherwise defined herein being used with the same meanings as therein defined.

B.                                     The Guarantors have entered into that certain Guaranty Agreement dated as of January 2, 2001 in favor of the Banks, whereby the Guarantors have guaranteed the Indebtedness of the Company to the Banks arising from the Loan Agreement (the “Guaranty”).

C.                                     The Banks and Company desire to amend and restate the Loan Agreement to provide for an extension of the Termination Date of the Revolving Loan, to provide for a change in the Fixed Charge Coverage Ratio, and to restate their agreements with respect to the subject matter hereof.

D.                                    The Guarantors acknowledge that the Loan Agreement and this Amendment inure to the direct and indirect benefit of the Guarantors, and the Guarantors hereby reaffirm the Guaranty in all respects.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms, conditions, agreements, promises and covenants contained herein and in the Loan Documents, as amended hereby, the parties hereto agree as follows:

1.                                       The following definitions are substituted for the corresponding definition in Section 1.1 of the Loan Agreement:

The term “Loan Documents” shall mean this Amendment, the Loan Agreement, the Notes, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

The term “Termination Date” shall mean September 15, 2005 for the Revolving Loan and shall mean December 15, 2006 for the Term Loan, subject to any extensions thereof pursuant to Section 2.1(A) hereof.

2.                                       Section 6.4(a) is amended by adding the following to the end of Section 6.4(a):

Notwithstanding the foregoing, the Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 0.90:1.00 as of the end of the fiscal quarters ending on December 31, 2002 and March 31, 2003 for the period of the four fiscal quarters then ending; Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0 as of the end of the fiscal quarter ending on June 30, 2003 for the period of the four fiscal quarters then ending; and Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.25:1.0 as of the end of the fiscal quarter ending September 30, 2003 and as of the end of each fiscal quarter thereafter.

3.                                       All Loan Documents are hereby amended such that:

(i) all references therein to the “Loan Agreement” shall be deemed to include this Amendment and the amendments to the Loan Agreement hereunder; and

(ii) all references therein to the “Obligations” or the indebtedness, liabilities or obligations of the Borrower to the Lender shall be deemed to include the indebtedness, liabilities and obligations of the Borrower to the Lender arising under the Amendment and the Loan Agreement and other Loan Documents, as amended hereby.

4.                                       The Company hereby ratifies, reaffirms, covenants and agrees to be bound by all representations, warranties, covenants and other agreements set forth in the Loan Agreement and all other Loan Documents to which it is a party or by which it is bound, each as amended hereby.

5.                                       The Loan Documents are hereby amended in all other respects to give effect to the foregoing amendment and agreements.  The Loan Documents, as amended hereunder, shall remain in full force and effect and shall continue to constitute the valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms.  Nothing herein shall be deemed to constitute or shall be construed as a waiver of any rights, remedies or collateral or other security of or granted to the Lenders under the Loan Documents or any Default or Event of Default thereunder which has occurred and is continuing as of the date hereof, except as may be specifically set forth herein.

6.                                       This Amendment may be executed in any number of counterparts, each of which shall be an original hereof, and all of which together shall constitute one and the same document.  This Amendment has been executed, delivered and accepted and shall be deemed to have been made under and shall be governed by and construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and effective as of the date first above written.

COMPANY:

CONTINENTAL MATERIALS CORPORATION

By:
Name:
Title:

BANKS:

THE NORTHERN TRUST COMPANY

By:
Susan M. Kaminski, Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:
Henry J. Munez, Vice President

ACKNOWLEDGED AND ACCEPTED:

ROCKY MOUNTAIN READY MIX CONCRETE, INC.

By:
Its:

PHOENIX MANUFACTURING, INC.

By:
Its:

WILLIAMS FURNACE COMPANY

By:
Its:

TRANSIT MIX CONCRETE COMPANY

By:
Its:

CASTLE CONCRETE COMPANY.

By:
Its:

TRANSIT MIX OF PUEBLO, INC.

By:
Its: